As filed with the Securities and Exchange Commission on June 29, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

DANAHER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C.	20037
(Address of Principal Executive Offices)	(Zip Code)

DANAHER CORPORATION 2007 STOCK INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Jonathan P. Graham

Senior Vice President and General Counsel

James F. O’Reilly

Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	7,000,000 shares(1)	$51.10(2)	$357,700,000(2)	$41,528.97

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on June 27, 2011, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (“Danaher” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,000,000 shares of the Registrant’s common stock, par value $.01 per share, for issuance pursuant to the Danaher Corporation 2007 Stock Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-159059, filed with the Commission on May 8, 2009, and Registration Statement No. 333-144572, filed with the Commission on July 13, 2007, are incorporated herein by reference.

PART II

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to Danaher’s Current Report on Form 8-K filed with the Commission on May 11, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on June 29, 2011.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas

Name: Daniel L. Comas
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2011.

Signature	Title

*	President, Chief Executive Officer and Director
H. Lawrence Culp, Jr.	(Principal Executive Officer)

/s/ Daniel L. Comas	Executive Vice President and Chief Financial Officer
Daniel L. Comas	(Principal Financial Officer)

/s/ Robert S. Lutz	Senior Vice President and Chief Accounting Officer
Robert S. Lutz	(Principal Accounting Officer)

*	Chairman of the Board
Steven M. Rales

*	Chairman of the Executive Committee
Mitchell P. Rales

*	Director
Walter G. Lohr, Jr.

*	Director
Donald J. Ehrlich

*	Director
Mortimer M. Caplin

*	Director
John T. Schwieters

Signature	Title

*	Director
Alan G. Spoon

*	pursuant to power of attorney

By:	/s/ James F. O’Reilly
James F. O’Reilly Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to Danaher’s Current Report on Form 8-K filed with the Commission on May 11, 2011)